Consigned Processing Contract

The contractor party: Harbin Bin County Hualan Dairy Factory

The ordering party: Harbin Hainan Kangda Cactus Hygienical Food Co., Ltd.

The ordering party consigns the contractor party to process the product of Cactus Protein Nutrients (“product”). And this consigned processing contract (“contract”) is established once both parties have, in accordance with the law, reached agreement through consultation on the principal clauses of the contract:

I.  General Conditions.

(1) The contract shall be concluded on the basis of the ordering party’s requirements as to the description of goods, the items and quality, and of the contractor’s capacity to process, make to order or repair. Except as otherwise provided in the contract, the contractor must use its own equipment, technology and labor force to complete the principal part of the tasks of processing, making to order and repairing and may not, without the consent of the ordering party, assign the accepted tasks to a third party. The ordering party shall accept the products and articles completed by the contractor and shall pay remuneration therefor.

(2) The contractor shall promptly inspect the raw and processed materials supplied by the ordering party and, if it discovers that they do not conform to the stipulations of the contract, it shall immediately notify the ordering party to replace them or supply what is lacking. The contractor may not, without permission, replace any raw and processed materials supplied by the ordering party and may not covertly exchange components of articles being repaired, and violators shall be liable for making compensation.

(3) When the contractor repairs a building or processes a batch of non-standardized articles, it shall accept necessary inspection and supervision by the ordering party, but the latter may not obstruct the contractor’s normal work. The contractor shall strictly comply with the ordering party’s request to keep confidential the duplications, designs translations, tests and inspections of the performance of certain articles, and other tasks contracted for by the contractor.

(4) If the ordering party does not take delivery of the ordered products within six months of the time limit for taking delivery, the contractor shall have the right to sell the ordered products and shall, after deducting its remuneration and storage fees from the money obtained from such sales, deposit the remainder in a bank in the name of the ordering party.

II.  Terms & Provisions.

The terms regarding the quantity, quality, packaging quality and prices of products and the time limit for their delivery in consigned processing contracts shall be implemented in accordance with the following provisions:

(1) The product quantity term shall be concluded between the ordering party and contractor through consultation. The method of measuring product quantity shall be governed by the provisions of the State; in the absence of such provisions, a method agreed upon by the supplying and purchasing parties shall be applied.

(2) The product quality and packaging quality shall be concluded in accordance with the standard which may not be lower than the State mandatory standards or the trade mandatory standards.

The contractor must be responsible for the product quality and packaging quality and provide the technical data or samples necessary for inspection.

The methods of ascertaining product quality through inspection and quarantine shall be carried out in accordance with the relevant provisions approved by the State Council; in the absence of such provisions, the parties shall determine the methods through consultation.

(3) The product price term shall, except where the State provides that the State-fixed prices must be followed, be determined by the parties through consultation.

In cases where a product is to be supplied on the basis of the State-fixed price, if the said price is readjusted before the time limit for delivery as provided in the contract, the payment shall be calculated according to the price at the time of delivery. If the delivery is delayed and the price has risen, the original price shall be adopted; if the price has dropped, the new price shall be adopted. In the event of delay in taking delivery of goods or late payment, if the price has risen, the new price shall be adopted; if the price has dropped, the original price shall be adopted.

(4) The time limit for delivery ( or taking delivery ) of the goods shall be carried out in accordance with the stipulations in the contract. If any party requests advancement or extension of the time limit for delivery ( or taking delivery ) of the goods, it shall reach an agreement with the other party beforehand, and implement it accordingly.

III.  Modification and Rescission

It shall be permissible to modify or rescind the contract if any of the following situations occurs:

(1) if both parties agree through consultation, and if such modification or rescission would not harm the interests of the State and the social public interests;

(2) if force majeure makes it impossible to perform the entire obligations under the contract; or

(3) if the other party to the contract fails to perform the contract within the time limit agreed upon in the contract.

In case of Item (2) of Item (3) of the preceding paragraph, one party shall have the right to notify the other party of the rescission of the economic contract.

If one party suffers losses due to modification or rescission of the economic contract, the party that is held responsible, except when it may be exempted from liability according to law, shall be liable for making compensation.

If one party is merged or divided, the party or parties resulting from the change shall assume or severally assume the obligation to perform the contract and shall enjoy its or their due rights under the contract.

The notice or agreement regarding the modification or rescission of an economic contract shall be in written from (including a document, a telegram, etc.).

Before an agreement is reached, the original economic contract shall continue to be effective, except that force majeure makes it impossible to perform the entire obligations of the economic contract or the other party to the economic contract fails to perform the contract within the time limit agreed upon in the contract.

After the contract is concluded, it may not be modified or rescinded due to replacement of the person who has undertaken to conclude the contract or of the legal representative.

IV.  Liability for breach of the contract.

(1) Liability of the contractor party:

a. If due to improper storage the materials or articles supplied by the ordering party are damaged, lost or destroyed, it shall be liable for making compensation.

b. If the quality or quantity of work delivered to the ordering party does not conform to the prescriptions of the contract, it shall, without charge, undertake to make repairs or supplement the quantity or, depending on the circumstances, reduce remuneration. If the results of the work have a serious defect, it shall also be liable for making compensation.

(2) Liability of the ordering party:

a. If it does not provide the contracting party with raw and processed materials on time or of the requisite quality or quantity and thereby causes a prolonging of the work period, it shall be liable for making compensation for any losses.

b. If it exceeds the deadline stipulated for taking delivery of the articles ordered or repaired, it shall pay a storage fee to the contracting party for the overdue period.

c. If it exceeds the deadline for making payment stipulated in the contract, it shall pay breach of contract damages for overdue payment.

V.  Mediation and Arbitration of Contract Disputes

If a dispute over the contract develops, the parties may settle the dispute through consultation or mediation.

If the parties are reluctant to settle the dispute through consultation or mediation or they fail in settling the dispute thereby, they may apply to an arbitration agency for arbitration in accordance with the arbitral clause in the contract or in accordance with the written arbitration agreement reached between them subsequently.

In the case of a decision made after arbitration, the arbitration agency shall issue an arbitration award. And the parties concerned shall enforce such arbitration award. If either party fails to enforce within the time limit the arbitration award made by the arbitration agency, the other party may apply to the people’s court for compulsory enforcement.

VI.  Duration of contract

The contract comes into force since the date of signing on July 10, 2007, the duration of the contract is one year. This contract is done in duplicate, each side holds one, both have the same legal effects.

The ordering party: Harbin Hainan Kangda Cactus Hygienical Food Co., Ltd.

By:

Representative: Lixian Zhou

Date: July 10, 2007

The contractor party: Harbin Bin County Hualan Dairy Factory

By:

Representative:

Date: July 10, 2007